Exhibit 99.1
HANMI ANNOUNCES COMPLETION OF RIGHTS OFFERING SUBSCRIPTION PERIOD,
BEST EFFORTS PUBLIC OFFERING REMAINS OPEN
LOS ANGELES — July 7, 2010 — Hanmi Financial Corporation (NASDAQ: HAFC), the holding company for Hanmi Bank, reported that the rights offering subscription period has concluded, pursuant to the original deadline of 5:00pm New York time, July 6, 2010, as specified in the prospectus supplement filed with the SEC on June 11, 2010.
Hanmi anticipates that the rights offering and best efforts public offering will close as soon as practicable following acknowledgement of subscriptions for at least $105 million, which Hanmi expects will be prior to its upcoming stockholders meeting on July 28, 2010, and would announce the aggregate results of the offerings as soon as practicable following the closing.
Hanmi is still accepting subscription agreements for its best efforts public offering of common stock. Investors (including existing stockholders) interested in participating in the best efforts public offering should contact Cappello Capital Corp., the exclusive placement agent for the best efforts public offering. Contact details for Cappello Capital Corp. are provided below.
Contact Information:
Cappello Capital Corp.
100 Wilshire Blvd., Suite 1200, Santa Monica, California 90401
Tel: (310) 393-6632
Paul Kromwyk, Vice President, pkromwyk@cappellocorp.com
Additional Information:
The shares of common stock offered for sale in the rights offering and being offered for sale in the best efforts public offering were and are being offered pursuant to a Registration Statement on Form S-3 (Registration No. 333-163206) filed by Hanmi under the Securities Act of 1933, as amended, and a related prospectus supplement dated June 11, 2010. The prospectus supplement and related prospectus contain important information about the rights offering and best efforts public offering and investors and stockholders are urged to read them carefully. Copies of the prospectus supplement and related prospectus may be obtained by contacting Hanmi Financial Corp., Attn: Investor Relations, David J. Yang 213-637-4798.
Cautionary Statement
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.
Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: inability to consummate the proposed transaction (the “Transaction”) with Woori Finance Holdings Co. Ltd. (“Woori”) on the terms contemplated in the Securities Purchase Agreement entered into with Woori on May 25, 2010; failure to receive regulatory or stockholder approval for the Transaction; inability to continue as a going concern; inability to raise additional capital on acceptable terms or at all; failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability to receive regulatory approval for Hanmi Bank to declare dividends to the Company; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission (“SEC”), including attached as an Exhibit to a Current Report on Form 8-K filed with the SEC on June 18, 2010, and current and periodic reports filed with the U.S. Securities and Exchange Commission hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Additional Information
A proxy statement relating to certain of the matters discussed in this news release, including a more complete summary of proposed capital raising efforts by Hanmi was filed with the SEC on June 16, 2010. Hanmi is seeking approval of an increase in its authorized capital stock and approval of issuance of shares to Woori Finance Holdings at its upcoming meeting of stockholders to be held on July 28, 2010. Copies of the proxy statement and other related documents may be obtained for free from the SEC website (www.sec.gov) or by contacting Hanmi Financial Corp., Attn: Investor Relations, David J. Yang 213-637-4798. Hanmi’s shareholders are advised to read the proxy statement, because it contains important information, and Hanmi notes that the shareholder meeting on the matters discussed in the proxy statement may occur after the closing of the registered rights and best efforts offering. Hanmi, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Hanmi’s shareholders in connection with certain of the matters discussed in this news release. Information regarding such persons and their interests in Hanmi is contained in Hanmi’s proxy statements and annual reports on Form 10-K filed with the SEC. Hanmi has engaged the services of D.F. King & Co., Inc. to assist in soliciting proxies. Stockholders and investors may obtain additional information regarding the interests of Hanmi, its directors and executive officers and D.F. King & Co., Inc. in the matters discussed in this news release by reading the proxy statement and other relevant documents regarding the matters discussed in this news release.